Exhibit 10.5

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of August 13, 2004, made by Norcraft Intermediate Holdings, L.P, a Delaware limited partnership (“New Holdings”), in favor of UBS AG, STAMFORD BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings given to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Norcraft Holdings, L.P., a Delaware limited partnership (“Existing Holdings”), Norcraft Companies, L.P., a Delaware limited partnership (“Norcraft”), the Lenders, the Administrative Agent, and the other parties thereto named therein have entered into the Credit Agreement dated as of October 21, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in accordance with that certain Amendment No. 1 to the Credit Agreement (the “Amendment”), dated as of August 12, 2004, Existing Holdings will, immediately following the execution of this Assumption Agreement and immediately following the effectiveness of the Amendment, transfer all of the Equity Interests of Norcraft held by it to New Holdings and New Holdings shall assume all of the obligations of Existing Holdings under each of the Loan Documents to which Existing Holdings is a party;

WHEREAS, in connection with the Credit Agreement, Existing Holdings, Norcraft and Norcraft Finance Corp. have entered into the U.S. Security Agreement, in favor of the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, this Assumption Agreement is executed and delivered pursuant to and is a condition to the effectiveness of the Amendment;

NOW, THEREFORE, IT IS AGREED:

1. Credit Agreement. By executing and delivering this Assumption Agreement, New Holdings hereby assumes all rights, title, interests, obligations and liabilities of all and whatever nature of Existing Holdings under the Credit Agreement, the U.S. Security Agreement and each of the other Loan Documents from and after the date hereof with the same force and effect as if originally named as “Holdings” under the Credit Agreement and a “Pledgor” under the U.S. Security Agreement and, to the extent Existing Holdings was a party thereto, each other Loan Document (and, without limiting the foregoing, hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all Pledged Collateral (as defined in the U.S. Security Agreement) owned or hereafter acquired by New Holdings on the terms set forth in the U.S. Security Agreement). Furthermore, New Holdings hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement and each other Loan Document delivered thereunder which are binding upon, and to be observed or performed by, Existing Holdings other than under the Amendment. New Holdings hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including the Obligations) under, the Credit Agreement and such other Loan Documents. New Holdings hereby represents and warrants that after giving effect to this Assumption Agreement and the Contribution (as defined in the Amendment), each of the representations and warranties contained in Article III of the Credit Agreement is true and correct in all material respects on and as of the date hereof (other than representations and warranties which expressly speak as of a different date, which representations and warranties shall be true and correct in all material respects as of such date).

2. Effect on the Credit Agreement and Loan Documents. On and after the effectiveness of this Assumption Agreement and the Amendment, each reference in each of the Credit Agreement and each other Loan Document to “Holdings” or words to that effect shall mean and be a reference to New Holdings and New Holdings shall be “Holdings” for all purposes of the Credit Agreement and the other Loan Documents.

3. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4. Loan Document. This Agreement shall constitute a Loan Document for all purposes under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:	NORCRAFT INTERMEDIATE GP, L.L.C.

By:	/s/ Leigh Ginter
Name:	Leigh Ginter
Title:	Authorized Person

Acknowledged:

NORCRAFT COMPANIES, L.P.

By:	NORCRAFT GP, L.L.C.

By:	/s/ Leigh Ginter
Name:	Leigh Ginter
Title:	Authorized Person

UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Inelligible
Name:	Inelligible
Title:

By:	/s/ Inelligible
Name:	Inelligible
Title: